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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

U.S. Plastic Lumber Corp.
  Boca Raton, Florida

         As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.

                                               /s/ ARTHUR ANDERSEN LLP
                                               --------------------------------
                                               ARTHUR ANDERSEN LLP

Miami, Florida
April 22, 1999